Exhibit 10.3

Execution Version

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of May 18, 2022, by and between (i) Kludein I Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), and (ii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on or about the date hereof, the Purchaser, Near Intelligence Holdings Inc., a Delaware corporation (the “Company”), Paas Merger Sub 1, a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), and Paas Merger Sub 2, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the Company continuing as the surviving entity (the “First Merger”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the First Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL, and (ii) the Company, as the surviving entity of the First Merger, shall merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Surviving Entity”) (the “Second Merger” and, together with the First Merger, the “Mergers”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each membership interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a membership interest of the Surviving Entity, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the LLCA;

WHEREAS, prior to the execution and delivery of the Merger Agreement, the Company and Near Pte. Ltd., a Singapore corporation (“N Sing”), have entered into that certain contribution agreement (together with all agreements, deeds, instruments or other documents as may be necessary or appropriate to implement and effect the Contribution (the “Contribution Documents”), and have consummated the Contribution by N Sing of the assets specified in the Contribution Documents to the Company in exchange for capital stock of the Company pursuant to the terms and conditions of the Contribution Documents;

WHEREAS, prior to the First Effective Time, N Sing shall distribute the capital stock of the Company received by it in the Contribution to all of the N Sing Shareholders, such that all of the N Sing Shareholders shall constitute and become the sole Company Stockholders and the capital stock and ownership structure of the Company shall reflect the share capital and ownership structure of N Sing on a 1,000:1 basis as provided in the Contribution Documents at the time of such distribution (such distribution, together with the Contribution, the “Reorganization”);

WHEREAS, following the Reorganization, Holder will be a holder of Company Stock and, if applicable, Company Warrants or Company RSUs, in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (i) 180 days after the date of the Closing and (ii) the date on which the Purchaser completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Purchaser’s stockholders having the right to exchange their Purchaser Class A Common Stock for cash, securities or other property: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A) or (B) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Transfer”). “Restricted Securities” shall mean the Merger Consideration received by Holder in connection with the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, but, for the avoidance of doubt, shall exclude (1) any shares of the Purchaser Class A Common Stock acquired as part of a PIPE Financing and (2) any shares of Purchaser Class A Common Stock or other securities convertible into or exercisable or exchangeable for shares of Purchaser Class A Common Stock acquired by Holder in open market transactions after the Closing.

(b) For the avoidance or doubt, the restrictions set forth in Section 1(a) shall not apply to:

(i) Transfers to any Permitted Transferee (as defined below);

(ii) pledges of any Restricted Securities held by such Holder to a financial institution that create a mere security interest in such Restricted Securities pursuant to a bona fide loan or indebtedness transaction so long as such Holder continues to control the exercise of the voting rights of such pledged Restricted Securities as well as any foreclosures on such pledged Restricted Securities;

(iii) with respect to any Assumed RSUs, Transfers to the Purchaser to satisfy tax withholding obligations pursuant to the Purchaser’s equity incentive plans or arrangements;

(iv) with respect to any Assumed RSUs, Transfers to the Purchaser pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Purchaser or forfeiture of such Holder’s Restricted Securities in connection with the termination of such Holder’s service to the Purchaser or any of its Subsidiaries which Transfers are effectuated in accordance with the terms of such contractual arrangement;

(v) transactions to satisfy any U.S. federal, state, or local income tax obligations of such Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Mergers from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Mergers do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction; and

(vi) the entry, by Holder, at any time after the Closing, of any trading plan providing for the sale of Purchaser Class A Common Stock by Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Purchaser Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

provided, however, that in the case of clause (i) and clause (ii), it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: with respect to Holder, (1) if such Holder is an individual, (w) the members of such Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (x) any transferee pursuant to a qualified domestic relations order or by virtue of laws of descent and distribution upon death of such Holder, (y) a partnership, limited liability company or other entity of which such Holder and/or the immediate family of such Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, and (z) any trust for the direct or indirect benefit of such Holder or the immediate family of such Holder, (2) if such Holder is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (3) if such Holder is an entity, (x) as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in such Holder upon the liquidation and dissolution of such Holder, and (y) such Holder’s officers or directors or immediate family members of any of such Holder’s officers or directors, and (4) any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder. Holder further agrees to execute such agreements as may be reasonably requested by the Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF MAY 18, 2022, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN (THE “HOLDER”). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO HOLDER UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the Merger Agreement.

2. Miscellaneous.

(a) Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect upon the earlier of (i) the termination of the Merger Agreement pursuant to its terms and (ii) the date on which none of the Purchaser or any holder of Restricted Securities has any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party hereto, except that (i) the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder, and (ii) for the avoidance of doubt, in connection with a transfer of any Restricted Securities in accordance with the terms of this Agreement, transferee to whom such Restricted Securities are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f)   Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:		With a copy (which will not constitute notice) to:

KludeIn I Acquisition Corp.		Ellenoff Grossman & Schole LLP
1096 Keeler Avenue		1345 Avenue of the Americas, 11th Floor
Berkeley, California 94708		New York, New York 10105
Attn: Mini Krishnamoorthy	Attn:	Mathew A. Gray, Esq.
Telephone: (650) 246-9907		Stuart Neuhauser, Esq.
Email: mk@kludein.com		Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	mgray@egsllp.com
sneuhauser@egsllp.com

If to the Purchaser after the Closing, to:		with copies (which shall not constitute notice) to:

Near Intelligence Holdings Inc.		Ellenoff Grossman & Schole LLP
100W Walnut St		1345 Avenue of the Americas, 11th Floor
STE A-4		New York, New York 10105
Pasadena, CA 91124, USA	Attn:	Mathew A. Gray, Esq.
Douglas S. Ellenoff, Esq.
Attn: ANIL MATHEWS		Facsimile No.: (212) 370-7889
Telephone: 415.271.2500		Telephone No.: (212) 370-1300
Email: anil@near.com	Email:	mgray@egsllp.com
ellenoff@egsllp.com

and

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attn: Daniel Dusek and Joseph Raymond Casey
Facsimile No.: +852 3761 3301
Telephone No.: +852 3761 9140
Email: daniel.dusek@kirkland.com;
joseph.casey@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Tamar Donikyan
Facsimile No.: +1 (212) 446 4900
Telephone No.: +1 (212) 909 3421
Email: tamar.donikyan@kirkland.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Purchaser will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Purchaser may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under any other agreement between Holder and the Purchaser or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at a party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(n) Waivers. Notwithstanding the foregoing, in the event that any Company Stockholder owning more than one percent (1%) of then-outstanding common stock of the Purchaser after the Closing, Executive Officer or Senior Leader (other than the undersigned) is granted a waiver or release by the Purchaser to sell or transfer or otherwise dispose of any of its Restricted Securities (such a party, the “Triggering Release Party”) prior to the expiration of the Lock-Up Period (other than pursuant to the exceptions set forth in this Agreement) (a “Triggering Release”), then, unless the undersigned consents otherwise in writing, a number of each of the undersigned’s Restricted Securities subject to these restrictions shall also be released (a “Pro Rata Release”) from the restrictions set forth in this Agreement, such number of Restricted Securities released being the total number of the undersigned’s Restricted Securities held on the date of such Triggering Release multiplied by a fraction, the numerator of which shall be the number of Restricted Securities held by the Triggering Release Party that were released pursuant to the Triggering Release, and the denominator of which shall be the total number of Restricted Securities held by the Triggering Release Party on such date, provided, however, that this provision shall not apply in the case where Restricted Securities held by such Triggering Release Party are released either (i) to make a Transfer that is required by applicable Law or (ii) to permit such Triggering Release Party to avoid an impending insolvency, bankruptcy or assignment for the benefit of such Triggering Release Party’s creditors.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Purchaser:

KLUDEIN I ACQUISITION CORP.

By:	/s/ Mini Krishnamoorthy
Name:	Mini Krishnamoorthy
Title:	Chief Financial Officer

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Company Securities:
Company Common Stock:_______________________________________________________
Shares of Company Series A Preferred Shares:_______________________________________
Shares of Company Series B Preferred Shares:_______________________________________
Shares of Company Series C Preferred Shares:_______________________________________
Shares of Company Series D Preferred Shares:_______________________________________
Shares of Company Series U Preferred Shares:_______________________________________
Company RSUs:_____________________________________________________________
Company Warrants:___________________________________________________________

Address for Notice:

Address:_________________________________________
________________________________________________
________________________________________________
Facsimile No.:_____________________________________
Telephone No.:____________________________________
Email:____________________________________________

[Signature Page to Lock-Up Agreement]